UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2009

TARRANT APPAREL GROUP

(Exact Name of Registrant as Specified in Charter)

California	0-26006	95-4181026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	3151 East Washington Boulevard Los Angeles, California (Address of Principal Executive Offices)	90023 (Zip Code)

(323) 780-8250 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2009, Tarrant Apparel Group, a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sunrise Acquisition Company, LLC, a California limited liability company 100% owned by Gerard Guez and Todd Kay (“Parent”), Sunrise Merger Company, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Gerard Guez, the Company’s Interim Chief Executive Officer and Chairman of its board of directors, and Todd Kay, the Company’s Vice-Chairman of its board of directors.

The Merger Agreement

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the corporation surviving the merger (the “Merger”). In the Merger, each share of common stock of the Company (including the associated preferred stock purchase rights), other than those held by the Company, any subsidiary of the Company, Parent, or Merger Sub, and other than those shares with respect to which dissenters rights are properly exercised, will be cancelled and converted into the right to receive $0.85 per share in cash (the “Merger Consideration”). All of the Company’s options to purchase shares of common stock outstanding as of immediately prior to the effective time of the Merger, whether vested or unvested, will be cancelled in the Merger, and each holder of a stock option that has a per share exercise price that is less than $0.85 will be entitled to receive an amount in cash equal to the product of (A) the number of shares of common stock as to which the stock options that are cancelled could be exercised (assuming full vesting), multiplied by (B)(i) $0.85 less (ii) the per share exercise price of such stock options. Any stock option that is outstanding immediately prior to the effective time of the Merger and that has a per share exercise price equal to or greater than $0.85, will be cancelled in the Merger without any payment or continuing liability of the Company or the surviving corporation in respect to such option. Each warrant issued and outstanding at the effective time of the Merger, and which does not terminate in accordance with its terms as a consequence of the Merger, will be canceled and automatically converted into the right to receive cash, if any, without interest, in an amount determined in accordance with the terms of the applicable warrant agreement.

Closing Conditions

Completion of the Merger is subject to various closing conditions, including: (i) approval by the holders of at least 66 2/3% of the outstanding shares of the Company’s common stock; (ii) the absence of any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and would have the effect of making the Merger illegal or otherwise legally prohibiting consummation of the Merger; (iii) the representations and warranties of the Company shall be true and correct as of the closing, except where the failure of such representations and warranties to be true and correct would not individually or in the aggregate constitute or result in a Company Material Adverse Effect (as defined in the Merger Agreement); (iv) the representations and warranties of Parent, the Merger Sub and each of Messrs. Guez and Kay shall be true and correct as of the closing, except where the failure of such representations and warranties to be true and correct would not individually or in the aggregate constitute or result in a Parent Material Adverse Effect (as defined in the Merger Agreement); (v) the Company, Parent, Merger Sub and each of Messrs. Guez and Kay shall have performed or complied in all material respects with all material agreements and covenants required by the Merger Agreement; and (vii) no Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred since the date of the Merger Agreement.

Financing Matters

Parent, Merger Sub and Messrs. Guez and Kay are representing and warranting that they collectively have, and will have at the effective time of the Merger, sufficient funds to perform (and to cause Parent and Merger Sub to perform) their respective obligations under the Merger Agreement and consummate the Merger. There is no financing condition or contingency to Parent or Merger Sub’s obligations to complete the Merger or to Messrs. Guez and Kay’s obligations under the Merger Agreement or the Guarantee (as defined below). Parent, Merger Sub and Messrs. Guez and Kay have provided to the Company bank account information demonstrating that they have, and at the effective time will have, the funds necessary to pay the Merger Consideration and all other amounts payable pursuant to the Merger, including under the Guarantee (as defined below). In addition, each of Parent, Merger Sub and Messrs. Guez and Kay have jointly and severally covenanted and agreed that if between the date of the Merger Agreement and the closing of the Merger, they at any time believe there is a reasonable possibility that they collectively will not have sufficient funds to timely and fully perform their respective obligations under the Merger Agreement, including payment in full of the Merger Consideration and all other payments contemplated by the Merger Agreement (a “Funding Shortfall”), then they: (i) shall provide prompt written notice of such Funding Shortfall to the Company setting forth in reasonable detail the nature and extent of the Funding Shortfall and the proposed resolution thereof and (ii) shall promptly and diligently use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to arrange for alternative financing in an amount sufficient to remedy the funding shortfall as promptly as reasonably practicable so that they can fulfill their obligations under the Merger Agreement. The parties currently expect that, subject to shareholder approval, the Merger will be completed in the second quarter of 2009.

Special Committee and Board Approvals

A special committee of the Company’s board of directors, which was formed to consider the acquisition proposal submitted by Messrs. Guez and Kay and other alternatives reasonably available to the Company (the “Special Committee”), as well as the other members of the Company’s board of directors other than Messrs. Guez and Kay, have unanimously determined that the Merger is fair to, and in the best interests of, the Company and its stockholders other than Messrs. Guez and Kay. Upon the unanimous recommendation of the Special Committee, the members of the Company’s board of directors, other than Messrs. Guez and Kay, unanimously approved the Merger Agreement and declared its advisability. Houlihan Lokey Howard & Zukin Capital, Inc., is acting as financial advisor to the Special Committee.

Non-Solicitation

From the date the Merger Agreement is executed until the earlier to occur of: (i) the date of the special meeting of shareholders to approve the Merger or (ii) the date the Merger Agreement is terminated, the Company has agreed that it will not, nor will it authorize or knowingly permit any of its officers, directors, affiliates or employees or any investment banker, attorney, accountant, or other advisor or representative retained by the Company to, and the Company shall direct such representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage, support, facilitate or induce the making, submission or announcement of, any Acquisition Proposal (as defined in the Merger Agreement); (ii) participate in any negotiations or discussions regarding, or furnish to any person any non-public information with respect to any Acquisition Proposal or any proposal or inquiry that could reasonably be expected to lead to any Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or agreement or obligation relating to any Acquisition Transaction (as defined in the Merger Agreement).

However, the non-solicitation sections of the Merger Agreement do not prohibit the Company from furnishing non-public information regarding the Company and its subsidiaries to, or entering into a confidentiality agreement with or entering into negotiations or discussions with, any person or group in response to an unsolicited written Acquisition Proposal submitted by such person or group (and not withdrawn) that the Company’s board of directors, or the Special Committee, concludes in good faith, after consultation with its outside legal counsel and its financial advisors, constitutes, or is reasonably likely to lead to a Superior Offer (as defined in the Merger Agreement) if: (i) neither the Company nor any its representatives have materially violated any of the non-solicitation provisions in Section 4.4 of the Merger Agreement; (ii) the Company’s board of directors, or the Special Committee, concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the members of the board of directors, or the Special Committee, to the Company’s shareholders (other than Messrs. Guez and Kay) under applicable law; and (iii) the Company gives at least one business day’s notice to the Parent of the identity of such person or group and the Company’s intent to furnish information or enter into negotiations or discussions with them, and (iv) the Company executes a confidentiality agreement with such person or group prior to providing them any non-public information regarding the Company.

Change of Recommendation

The Merger Agreement requires, subject to certain exceptions, that the Company’s board of directors (other than Messrs. Guez and Kay) and the Special Committee recommend that the Company’s shareholders vote in favor of approval of the Merger Agreement, but nothing in the Merger Agreement prevents the Company’s board of directors, or the Special Committee, from withdrawing, amending, changing or modifying its recommendation in favor of the approval of the Merger Agreement or approving or recommending any other Acquisition Proposal (as defined in the Merger Agreement) at any time prior to approval of the Merger Agreement by the Company’s shareholders, if all of the following conditions are met: (i) if the change of recommendation is precipitated by the submission of an Acquisition Proposal, the Company’s board of directors or the Special Committee determines that it constitutes or is reasonably likely to lead to a Superior Offer (as defined in the Merger Agreement); (ii) neither the Company nor any of its subsidiaries nor any of their respective representatives shall have materially violated any of non-solicitation provisions or other covenants in Section 4.3 of the Merger Agreement regarding preparing and mailing a proxy statement and calling and holding a special meeting of shareholders to vote on the Merger Agreement; (iii) the Company gives written notice to Parent at least three business days prior to the change in recommendation which details among other things the facts and circumstances giving rise to the contemplated change in recommendation; (iv) after such notice is received, the Company provides Parent with a reasonable opportunity to make adjustments to the terms and conditions of the Merger Agreement and negotiates in good faith regarding such proposed adjustments during the three business days after the notice in clause (iii) above is delivered; and (v) the Company’s board of directors, or the Special Committee, must determine in good faith after taking into account any adjustments or negotiations as described in clause (iv) that failing to make such a change in recommendation would be inconsistent with the fiduciary duties of the Company’s board of directors, or Special Committee, to the Company’s shareholders (other than Messrs. Guez and Kay) under applicable law.

Termination of Merger Agreement

The Merger Agreement may be terminated in certain circumstances, as follows:

•	by mutual written consent of the board of directors of Parent and the Company (acting through the Special Committee, if then in existence);

•

by either the Company or Parent if the Merger has not been completed by June 30, 2009 (as such date may be extended by mutual agreement of Parent and the Company) for any reason; provided, however, that this right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be completed by June 30, 2009 and that action or failure to act constitutes a breach of the Merger Agreement;

•

by either the Company or Parent if a Governmental Entity (as defined in the Merger Agreement) issues an order, decree or ruling or takes any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; or

•

by either the Company or Parent if the required approval by the Company’s shareholders of the Merger Agreement has not been obtained at the special meeting of shareholders called for such purpose or at any adjournment or postponement of the special meeting; provided, however, that this right to terminate the Merger Agreement is not available to either Parent or the Company where the failure to obtain shareholder approval is caused by the action or failure to act of the party proposing such termination, as the case may be, and that action or failure to act constitutes a breach by such party of the Merger Agreement.

The Merger Agreement may be terminated by the Company as follows:

•

at any time prior to the approval of the Merger Agreement by the Company’s shareholders, if the Company’s board of directors, or the Special Committee, has effected a change of recommendation pursuant to and in compliance with the terms of the Merger Agreement, the Company has reimbursed Parent for the Parent Expenses (as defined in the Merger Agreement), and concurrently or within two calendar days of termination, the Company enters into a definitive agreement with respect to the Superior Offer that was the subject of that change of recommendation; or

•

upon a breach of any representation, warranty, covenant or agreement on the part of Parent, Merger Sub or Messrs. Guez or Kay as set forth in the Merger Agreement, or if any representation or warranty of Parent, Merger Sub or Messrs. Guez or Kay has become untrue, in either case, such that the conditions to closing set forth in the Merger Agreement relating to the representations, warranties, covenants and agreements of Parent, Merger Sub’s and Messrs. Guez and Kay would not be satisfied; provided, however, that if any inaccuracy in the representations and warranties of or breach by Parent, Merger Sub or Messrs. Guez or Kay is curable within 20 calendar days after notice of such inaccuracy or breach through the exercise of such parties’ commercially reasonable efforts, then the Company may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from the Company, or the Special Committee, to Parent of such inaccuracy or breach, provided, Parent, Merger Sub or Messrs. Guez or Kay continue to diligently exercise commercially reasonable efforts to cure such inaccuracy or breach, and provided, further, that Parent, Merger Sub or Messrs. Guez or Kay shall have no right of cure for any failure to have or obtain any funding necessary to complete the Merger and satisfy in full all payment obligations pursuant to the Merger.

In addition, the Merger Agreement may be terminated by Parent as follows:

•

upon a breach of any representation, warranty, covenant or agreement on the Company’s part as set forth in the Merger Agreement, or if any of the Company’s representations or warranties has become untrue, in either case such that the conditions to closing as set forth in the Merger Agreement relating to the Company’s representations, warranties, covenants and agreements would not be satisfied; provided, however, that if any inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company within 20 calendar days after notice of such inaccuracy or breach through the exercise of the Company’s commercially reasonable efforts, then Parent may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from Parent to the Company of such inaccuracy or breach, provided, the Company continues to diligently exercise commercially reasonable efforts to cure such inaccuracy or breach;

•

if a Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred since the date of the Merger Agreement; provided, however, that if such Company Material Adverse Effect is curable by the Company within 20 calendar days after notice of such Company Material Adverse Effect through the exercise of its commercially reasonable efforts, then Parent may not terminate the Merger Agreement for 20 calendar days after delivery of written notice from Parent to the Company of such Company Material Adverse Effect, provided, the Company continues to diligently exercise commercially reasonable efforts to cure such Company Material Adverse Effect;

•

if any of the following events shall have occurred: (i) the Company’s board of directors, or the Special Committee, or any other committee of the Company’s board of directors makes a change of recommendation to the Company’s shareholders; (ii) the Company fails to include in the proxy statement related to the shareholders’ meeting the recommendation of the Company’s board of directors and the Special Committee that shareholders vote in favor of and approve the Merger Agreement; or (iii) the Company’s board of directors, or the Special Committee, fails to reaffirm (publicly, if so requested) its recommendation in favor of the approval of the Merger Agreement within ten calendar days after Parent requests in writing that the recommendation be reaffirmed; provided that Parent may only request a reaffirmation following the public announcement by a third party of an acquisition proposal or an intent to make an acquisition proposal that is not withdrawn, and only once in each such circumstance.

Termination Fees and Expenses

The Merger Agreement contains certain provisions calling for the reimbursement of certain expenses or payment of other amounts in the context of certain terminations of the Merger Agreement. Under the Merger Agreement, Parent must pay the Company $500,000 plus the aggregate amount of expenses incurred by the Company (collectively, the “Business Interruption Fee”) if the Merger Agreement is terminated by the Company as a result of a breach by Parent, Merger Sub or Messrs. Guez or Kay of any representation, warranty, covenant or agreement under the Merger Agreement. Upon any such breach, the Company also shall have the right to seek payment of the Company’s expenses directly from Messrs. Guez and Kay under the Guarantee (as described below), in addition to the right to seek specific performance of the obligations of Parent, Merger Sub and Messrs. Guez and Kay under the Merger Agreement and any other remedies available at law or in equity.

Under the Merger Agreement, the Company must pay up to a maximum of $500,000 of the expenses incurred by Parent, Merger Sub and Messrs. Guez and Kay if the Merger Agreement is terminated: (i) by Parent, as a result of a breach by the Company of any representation, warranty, covenant or agreement under the Merger Agreement; (ii) by Parent, if (a) the Company’s board of directors, or the Special Committee, shall for any reason make a change of recommendation; (b) the Company fails to include in the Proxy Statement (as defined below) the recommendation of each of the Company’s board of directors and the Special Committee that the Company’s shareholders vote in favor of approval of the Merger Agreement; or (c) the Company’s board of directors, or the Special Committee, fails to reaffirm (publicly, if so requested) its recommendation in favor of the approval of the Merger Agreement within ten calendar days after Parent requests in writing that such recommendation be reaffirmed; (iii) by the Company, if the Company’s board of directors, or the Special Committee, terminates the Merger Agreement after making a change of recommendation and enters into a definitive agreement with a third party with respect to a Superior Offer; or (iv) by Parent or the Company, if the Company’s board of directors or the Special Committee makes a change of recommendation prior to the special meeting held to submit the Merger Agreement to a vote of the shareholders and the Company’s shareholders do not thereafter approve the Merger Agreement at such special meeting.

No termination of the Merger Agreement relieves any party from any liability for fraud or any intentional or willful breach of, or any intentional misrepresentation made in, the Merger Agreement, or will terminate any party’s rights to seek and obtain specific performance of the provisions of the Merger Agreement.

The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. All company shareholders should read the Merger Agreement before determining how to vote with respect to the Merger Agreement and the Merger.

Equity Rollover Agreement

Concurrently with the execution of the Merger Agreement, Messrs. Guez and Kay and Todd Kay and Kimberly Smith Kay Trustees Kay Living Trust (the “Trust”) entered into an Equity Rollover Agreement with Parent pursuant to which, among other things, they have agreed to contribute, immediately prior to the effective time of the Merger, all of their respective shares of the Company’s common stock owned beneficially or of record by them to Parent, in the aggregate amount of 12,679,083 shares of the Company’s common stock, in exchange for membership interests of Parent. Each of Messrs. Guez and Kay’s and the Trust’s obligations under the Equity Rollover Agreement are contingent upon: (i) satisfaction or waiver by Parent of the mutual conditions to the closing of the Merger and satisfaction or valid waiver of the conditions to the obligations of Parent and Merger Sub under the Merger Agreement; (ii) the terms of the Equity Rollover Agreement; and (iii) the filing of the agreement of merger with the California Secretary of State.

The Equity Rollover Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Equity Rollover Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Rollover Agreement.

Limited Joint and Several Guarantee

Each of Messrs. Guez and Kay have entered into a Limited Joint and Several Guarantee (the “Guarantee”) in favor of the Company pursuant to which they have jointly and severally agreed to guarantee to the Company the performance and discharge of all payment obligations of Parent and Merger Sub (the “Obligations”) under the Merger Agreement and certain related costs and expenses as described in the following sentence, subject, in the case of Mr. Kay, to a maximum liability of $5,000,000 plus any costs or expenses incurred by or on behalf of the Company, to enforce Mr. Kay’s obligations under the Guarantee. The Obligations guaranteed pursuant to the Guarantee include: (i) payment of the aggregate Merger Consideration (as defined in the Merger Agreement) and all payments with respect to any “in the money” options and warrants under the Merger Agreement; (ii) the Business Interruption Fee; (iii) any payment obligation of Parent or Merger Sub resulting from or arising out of the breach or non-performance of any representation, warranty or covenant of Parent, Merger Sub, Messrs. Guez and Kay or their respective representatives contained in the Merger Agreement; and (iv) any costs or expenses of enforcement or collection of the Merger Agreement, the Obligations or the Guarantee (including reasonable attorneys fees and costs) that are incurred by or on behalf of the Company.

Under its terms, the Guarantee shall terminate and Messrs. Guez and Kay shall have no further obligations under the Guarantee as of the earlier of: (i) the date cash in an amount sufficient to pay the aggregate Merger Consideration payable with respect to all shares of common stock of the Company cancelled pursuant to the Merger is deposited with a paying agent by or on behalf of Parent and Merger Sub and (ii) the second anniversary of the date of the Guarantee, unless prior to such second year anniversary, the Company shall have asserted a claim under the Guarantee, in which case the obligations of Messrs’ Guez and Kay shall terminate upon either (x) a final, non-appealable resolution of such claim and payment of the obligations of the Obligations, if applicable or (y) a written agreement signed by each of the parties to the Guarantee terminating the Guarantee.

The Guarantee expressly contemplates and permits its enforcement by the Special Committee on behalf of the Company.

The Guarantee is attached as Exhibit 10.2 hereto and is incorporated by reference herein. The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Guarantee. All company shareholders should read the Guarantee before determining how to vote with respect to the Merger Agreement and the Merger.

Secured Lender Consent

In connection with execution of the Merger Agreement, the Company obtained the written consent of GMAC Commercial Finance LLC, as agent and lender (“GMAC CF”) pursuant to which GMAC CF consented to the Company entering into the Merger Agreement and the consummation of the Merger and other transactions contemplated by the Merger Agreement. This consent was sought and obtained because entering into the Merger Agreement and closing the Merger without the written consent of GMAC CF might otherwise have constituted an event of default under the Company’s secured credit facility with GMAC CF.

Additional Information About the Proposed Transactions and Where You Can Find It

This document may be deemed to be solicitation material in respect of the proposed business combination of Parent, Merger Sub and the Company. In connection with the proposed transactions, joint Rule 13e-3 Transaction Statement on Schedule 13E-3 and a proxy statement on Schedule 14A (the “Proxy Statement”) will be filed by the Company with the SEC. SHAREHOLDERS OF THE COMPANY ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. The definitive Proxy Statement will be mailed to shareholders of the Company. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Tarrant Apparel Group, Attention: Chief Financial Officer, 3151 East Washington Boulevard, Los Angeles, CA 90023.

Parent, Merger Sub and the Company and their respective directors, managers and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Gerard Guez, the Company’s chief executive officer and chairman of the board of directors, is the president, secretary and chief financial officer and sole director of Merger Sub and a member and the sole manager of Parent and Todd Kay is a member of Parent. Information about Messrs. Guez and Kay and the other directors and executive officers of the Company is available in the Company’s annual proxy statement filed with the SEC on April 28, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 7.01	Regulation FD Disclosure.

On February 26, 2009, the Company issued a press release announcing the execution of the Merger Agreement. The press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 26, 2009 by and among Tarrant Apparel Group, Sunrise Acquisition Company, LLC, Sunrise Merger Company, Gerard Guez and Todd Kay.

10.1	Equity Rollover Agreement, dated February 26, 2009, by and among Tarrant Apparel Group, Sunrise Acquisition Company, LLC, Sunrise Merger Company, Gerard Guez, Todd Kay and Todd Kay and Kimberly Smith Kay Trustees Kay Living Trust.

10.2	Limited Joint and Several Guarantee, dated February 26, 2009 by and among Tarrant Apparel Group, Gerard Guez and Todd Kay.

99.1	Press Release, dated February 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRANT APPAREL GROUP

Date: February 26, 2009	By:	/s/ Patrick Chow
Patrick Chow, Chief Financial Officer, Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 26, 2009 by and among Tarrant Apparel Group, Sunrise Acquisition Company, LLC, Sunrise Merger Company, Gerard Guez and Todd Kay.

10.1	Equity Rollover Agreement, dated February 26, 2009, by and among Tarrant Apparel Group, Sunrise Acquisition Company, LLC, Sunrise Merger Company, Gerard Guez, Todd Kay and Todd Kay and Kimberly Smith Kay Trustees Kay Living Trust.

10.2	Limited Joint and Several Guarantee, dated February 26, 2009 by and among Tarrant Apparel Group, Gerard Guez and Todd Kay.

99.1	Press Release, dated February 26, 2009.